PRESS RELEASE
February 21, 2012

For Immediate Release

CRAiLAR Flax Fiber Producers Contract Willamette Valley Advisor

Ralph Fisher, Veteran Ag Expert, to Work With NAT

Victoria, B.C. and Portland, Ore. - February 21, 2012 - Naturally Advanced Technologies Inc. (NAT) (OTCBB: NADVF) (TSXV: NAT), which produces and markets CRAiLAR(R), a natural fiber made from flax and other bast fibers,announced today it has secured the services of Ralph Fisher, located in Salem, Ore., as a regional agronomic advisor to the company. In this capacity, Fisher will work with NAT to help contract planted acres of flax in Oregon. He will also work closely with NAT and Oregon State University (OSU) to evaluate strains, growth cycles and techniques that ensure the greatest yields in the region. Fisher, who obtained his B.S. in Crop Science from OSU in 1978, begins his work with the company immediately, with a focus on the 2012 and 2013 growing seasons.

"The demand for CRAiLAR Flax fiber has been established through our partnerships with Hanes, Levi's, Carhartt, Target, and other global brands," said Jay Nalbach, Chief Marketing Officer of NAT. "Oregon's history in the flax industry, combined with the presence of our U.S. operations in Portland, made it a logical choice to explore the Willamette Valley as our second major growing region. As we did, Ralph's name came up at every single meeting, often multiple times. Once we met in person and worked on a few projects together, this decision was very easy to make."

NAT began exploring flax growing in the region in September 2011. This was shortly followed by an introduction to the Oregon Rye Grass Seed Growers Commission, the Oregon Seed Growers League, and others representing the fourth largest export, grass seed, from the state. A native Oregonian and 30-year veteran of the grass seed industry, Fisher has a long history of involvement in governance and economic development in the region, including past chairmanships of both the Oregon Seed Council and the Oregon Seed Growers League.

"I was originally attracted to the story of NAT's CRAiLAR Flax fiber based on its ability to be worked into a grower's calendar year as a rotation crop," said Fisher. "Risk management is a critical need in the Willamette Valley, and one that I have taken a great deal of interest in, but NAT brings a lot more to the table than that. Both the partner brands that have helped them establish demand, and the terms of their grower contracts, which are exceptional, make this one of the most promising new opportunities the region has seen in years."

Fisher has been in the Oregon agricultural industry his entire career. His own farming experience includes fine fescue, perennial rye grass, bent grass and livestock. In addition to grower contracts, he will help to evaluate crop diversity, productivity and sustainability.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc. develops renewable and environmentally sustainable biomass resources from flax, hemp and other bast fibers. The Company, through its wholly owned subsidiary, CRAiLAR(R) Fiber Technologies Inc., has developed proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products in collaboration with Canada's National Research Council. CRAiLAR technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.naturallyadvanced.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

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Media Contact:
Ryan Leverenz
Naturally Advanced Technologies
(415) 999-1418

ryan.leverenz(at)naturallyadvanced(dot)com

Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir(at)naturallyadvanced.com

Corporate Officer:
Guy Prevost
CFO
(866) 436-7869
ir(at)naturallyadvanced.com